Exhibit 10.57

AGREEMENT

by and between

GE CAPITAL INTERNATIONAL (MAURITIUS),

a Mauritius corporation,

and

GENWORTH FINANCIAL, INC.,

a Delaware corporation.

Dated December 27, 2004

i

TABLE OF CONTENTS

(continued)

Page

Section 7.07. Amendment; Waiver	7

Section 7.08. Governing Law	8

Section 7.09. Counterparts	8

Section 7.10. Headings	8

ii

CONSIDERATION AGREEMENT

THIS CONSIDERATION AGREEMENT (this “Agreement”), dated as of December 27, 2004, is by and between GE Capital International (Mauritius), a Mauritius corporation (“GECIM”), and Genworth Financial, Inc., a Delaware corporation (“Genworth”).

RECITALS

WHEREAS, General Electric Company, a New York corporation (“GE”), GECIM, General Electric Capital Corporation, a Delaware corporation, and Garuda Investment Co., a Cayman Islands corporation (“Purchaser”), have entered into that certain Securities Purchase Agreement, dated as of November 7, 2004 (as amended, the “Securities Purchase Agreement”), pursuant to which, among other things, (i) each member of the Seller Group has agreed to complete the Restructuring whereby the Seller Group will transfer the Transferred BPO Business to the Company in accordance with Section 5.01 of the Securities Purchase Agreement and (ii) Purchaser will purchase the Sale Shares of the Company from the Seller Group, subject to the terms and conditions of the Securities Purchase Agreement;

WHEREAS, pursuant to the Securities Purchase Agreement, the Seller Group has the option to include the Genworth Resources in the Transferred BPO Business to be transferred to the Company (as more particularly described in the Securities Purchase Agreement, the “Genworth Option”); and

WHEREAS, pursuant to the exercise of the Genworth Option and upon satisfaction of certain conditions in respect thereto, the parties hereto agree to the payment by GECIM to Genworth of a certain amount as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, and, intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.01. Certain Defined Terms. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

Section 1.02. Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an article, section or exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated;

(b) the Exhibits to this Agreement are incorporated herein, and any reference to “this Agreement” shall include the Exhibits hereto;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof”, “herein”, “hereinafter” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f) all amounts payable under this Agreement shall be paid in United States dollars (unless as expressly agreed by the parties) by wire transfer of immediately available funds and any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars;

(g) any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa; and

(h) any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws.

ARTICLE II

PAYMENT TO GENWORTH

Section 2.01. Payment to Genworth at Closing. Subject to Section 2.03 and Section 5.01 of this Agreement, concurrently upon the Closing contemplated by the Securities Purchase Agreement, GECIM shall pay, or shall instruct Purchaser to pay, to Genworth an amount equal to Forty Million Dollars ($40,000,000), which amount shall be paid by wire transfer of immediately available United States funds into an account designated by Genworth (the “Closing Payment”).

Section 2.02. Adjustments to Genworth Payment. In accordance with the terms of the Securities Purchase Agreement and the Outsourcing Services Amendment Agreement, if Genworth and the Company are unable to obtain from the Genworth Regulators the necessary approval for the performance of the Company’s obligations pursuant to a Genworth ARMOA that is required as a result of the amendment of such Genworth ARMOA in accordance with Section 5.19(c) of the Securities Purchase Agreement and the Outsourcing Services Amendment Agreement (a “Regulatory Deficiency”), GECIM and Genworth agree to determine in good faith and in consultation with Purchaser an equitable adjustment to the Closing Payment payable hereunder, and Genworth shall reimburse to GECIM or its Affiliates the applicable amount of the Closing Payment to reflect such adjustment. In the event of a Regulatory

Deficiency, GECIM will assist Genworth in negotiating with Purchaser a reduction in the Genworth Minimum Volume Commitment under the Outsourcing Services Amendment Agreement in respect of any applicable Genworth ARMOA not transferred to the Company as a result of the Regulatory Deficiency.

Section 2.03. Payment to Genworth as Designee. In accordance with Section 2.2(b) of the Securities Purchase Agreement, at Genworth’s request GECIM shall instruct Purchaser to pay a portion of the Purchase Price equal to the Closing Payment directly to an account designated by Genworth.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GECIM

GECIM hereby represents and warrants to Genworth that:

Section 3.01. Organization and Good Standing. GECIM is a corporation duly incorporated, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement.

Section 3.02. Authorization of Agreement. The execution and delivery by GECIM of this Agreement and the consummation by GECIM of the transactions contemplated by, and the performance by GECIM of its obligations under, this Agreement has been (or will be prior to Closing) duly authorized by all requisite corporate action on the part of GECIM. This Agreement has been, and, upon execution and delivery, will be, duly executed and delivered by GECIM, and (assuming due authorization, execution and delivery by Genworth) this Agreement constitutes legal, valid and binding obligations of GECIM enforceable against GECIM in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03. Conflicts. None of the execution and delivery by GECIM of this Agreement, the consummation of the transactions contemplated hereby, or compliance by GECIM with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of GECIM; (ii) any order of any Governmental Entity applicable to GECIM or by which any of the properties or assets of GECIM are bound; or (iii) any applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GENWORTH

Genworth hereby represents and warrants to GECIM that:

Section 4.01. Organization and Good Standing. Genworth is a corporation duly incorporated, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement.

Section 4.02. Authorization of Agreement. The execution and delivery by Genworth of this Agreement and the consummation by Genworth of the transactions contemplated by, and the performance by Genworth of its obligations under, this Agreement has been (or will be prior to Closing) duly authorized by all requisite corporate action on the part of Genworth. This Agreement has been, and, upon execution and delivery, will be, duly executed and delivered by Genworth, and (assuming due authorization, execution and delivery by GECIM) this Agreement constitutes legal, valid and binding obligations of Genworth enforceable against Genworth in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03. Conflicts. None of the execution and delivery by Genworth of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Genworth with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of Genworth; (ii) any order of any Governmental Entity applicable to Genworth or by which any of the properties or assets of Genworth are bound; or (iii) any applicable Law.

ARTICLE V

CONDITIONS TO PAYMENT

Section 5.01. Conditions to the Obligation of GECIM. The obligation of GECIM to pay, or instruct Purchaser to pay, the Closing Payment to Genworth is subject to the satisfaction of each of the following conditions:

(a) the Closing under the Securities Purchase Agreement shall have been consummated;

(b) the Seller Group shall have received from Purchaser the Purchase Price (less the Closing Payment if Genworth requests that Purchaser pay the Closing

Payment directly to an account designated by Genworth) by wire transfer or transfers in immediately available United Stated funds in accordance with the Securities Purchase Agreement;

(c) each of Genworth and Purchaser shall have executed and delivered the Genworth Outsourcing Services Amendment Agreement, substantially in the form attached as Exhibit A hereto, duly signed by Genworth and Purchaser, providing, inter alia, in connection with the transactions contemplated by this Agreement and the Securities Purchase Agreement, that Genworth or its Affiliates agree to (i) irrevocably terminate, as of the Closing of the transactions contemplated by the Securities Purchase Agreement, all exclusivity obligations, non-compete obligations, carve-out options and similar obligations and options with respect to the Genworth Resources and the Transferred BPO Business, as applicable, in favor of Genworth and its subsidiaries contained in the Genworth ARMOAs, and (ii) amend or cause to be amended consistent with the terms of the Master Services Agreement the Genworth ARMOAs; and

(d) the representations and warranties of Genworth set forth in this Agreement shall be true and correct when made and at and as of the Closing Date of the transactions contemplated by the Securities Purchase Agreement as though made on the Closing Date.

ARTICLE VI

TERMINATION

Section 6.01. Termination. This Agreement shall terminate upon the valid termination of the Securities Purchase Agreement.

Section 6.02. Procedure upon Termination. In the event of termination pursuant to Section 6.01 hereof, written notice thereof shall forthwith be given to Genworth, and this Agreement shall terminate without further action by any party hereto.

Section 6.03. Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement; provided, however, that nothing in this Agreement shall relieve any party to this Agreement from liability for breach of this Agreement.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail

(postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

(i)	if to GECIM:

GE CAPITAL INTERNATIONAL (MAURITIUS)

Les Cascades, Edith Cavell Street

Port Louis, Mauritius

Attention: Board of Directors

Facsimile: 011 230 212-9833

with a copy to:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, NY 10153

Attention: Howard Chatzinoff, Esq.

Waajid Siddiqui, Esq.

Facsimile: (212) 310-8007

if to Genworth:

GENWORTH FINANCIAL, INC.

6620 West Broad Street

Richmond, VA 23230

Attention: General Counsel

Facsimile: (804) 662-2414

with a copy to:

HUNTON & WILLIAMS

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, VA 23219

Attention: Randall Parks

Facsimile: (804) 788-8218

Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other communication to any Person designated to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 7.02. Public Announcements. Except as may be required by Law or stock exchange rules, no party to this Agreement or any Affiliate or representative of such party shall make any public announcements or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without prior notification to the other parties, and prior to any announcement or communication the parties shall cooperate as to the timing and contents of any such announcement or communication.

Section 7.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 7.04. Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties hereto, with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral. The parties hereby agree that this Agreement is a complex commercial contract that has been negotiated and drafted jointly by sophisticated commercial parties represented by counsel and, accordingly, that no rule of contract construction or interpretation pursuant to which ambiguities are construed against the draftsperson shall be applied to the construction or interpretation of this Agreement.

Section 7.05. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that GECIM or Genworth may assign any or all of its rights and obligations under this Agreement to any of its respective Affiliates. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

Section 7.06. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.07. Amendment; Waiver. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to such agreement. The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 7.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to the conflicts of law principles of such state other than Section 5-1401 of the General Obligations Law of the State of New York.

Section 7.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.

GE CAPITAL INTERNATIONAL (MAURITIUS)

By:	/s/ Briggs Tobin
Name: Briggs L. Tobin
Title: Director

GENWORTH FINANCIAL, INC.

By:	/s/ Ward Bobitz
Name: Ward Bobitz
Title: Vice President

Exhibit A

The Outsourcing Services Amendment Agreement, dated as of December 30, 2004, by and between Gecis International Holdings, Luxembourg, Swiss Branch Zug, and Genworth Financial, Inc., is filed as Exhibit 10.58 to Genworth Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.